                                                                    EXHIBIT 10.9

                             EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made by and between Spinnaker Exploration Company, L.L.C., a Delaware limited liability company ("Company") and Kelly M. Barnes ("Employee").

                                  WITNESSETH:

     WHEREAS, Company is desirous of employing Employee in a senior executive capacity on the terms and conditions, and for the consideration, hereinafter set forth and Employee is desirous of being employed by Company on such terms and conditions for such consideration;

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, Company and Employee agree as follows:

                       ARTICLE I: EMPLOYMENT AND DUTIES

     1.1 EMPLOYMENT; EFFECTIVE DATE. Company agrees to employ Employee and Employee agrees to be employed by Company, beginning as of the Effective Date (as hereinafter defined) and continuing for the period of time set forth in
Article 2 of this Agreement, subject to the terms and conditions of this Agreement. For purposes of this Agreement, the "Effective Date" shall be December 20, 1996.

     1.2 POSITION. From and after the Effective Date, Company shall employ Employee in the position of Vice President and Chief Financial Officer of Company, or in such other equivalent senior executive position as the parties mutually may agree.

     1.3  DUTIES AND SERVICES.   Employee agrees to serve in the office referred
to in paragraph 1.2 and to perform diligently and to the best of his abilities the duties and services reasonably appertaining to such office, as well as such additional duties and services appropriate to such office which the parties mutually may agree upon from time to time.

     1.4 OTHER INTERESTS. Employee agrees, during the period of his employment by Company, except as provided below, to devote his primary business time, energy and best efforts to the business and affairs of Company and its subsidiaries. The parties recognize and agree that Employee may engage in passive personal investments, civic and other business activities that do not conflict with the business and affairs of Company or materially interfere with Employee's performance of his duties hereunder.

     1.5 DUTY OF LOYALTY. Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of Company and to do no act which would injure the business, interests, or reputation of Company or any of its subsidiaries. In keeping with these duties, Employee shall not appropriate for Employee's own benefit business opportunities concerning the subject matter of the fiduciary relationship.

                ARTICLE II: TERM AND TERMINATION OF EMPLOYMENT

     2.1 TERM. Unless sooner terminated pursuant to other provisions hereof, Company agrees to employ Employee for the period (the "Term") beginning on the Effective Date and ending on December 31, 1998; provided that (a) commencing on December 15, 1998 and on each December 15th thereafter, if this Agreement has not been terminated pursuant to Sections 2.2 or 2.3, the Term of this Agreement shall automatically be extended for one additional year unless prior to such December 15th either Company or Employee shall have given written notice to the other party that the Term of this Agreement shall cease to be so extended and
(b) the Term shall automatically terminate upon Employee's death, if it has not been earlier terminated as provided above.

     2.2 COMPANY'S RIGHT TO TERMINATE. Notwithstanding the provisions of paragraph 2.1, Company shall have the right to terminate Employee's employment under this Agreement at any time for any of the following reasons:

          (i) upon the later of Employee's becoming (a) incapacitated by accident, sickness, or other circumstance which renders him mentally or physically incapable of performing the duties and services required of him hereunder for a period of at least 120 consecutive days or for a period of 180 days during any 12-month period or (b) entitled to benefits under Company's long-term disability insurance plan;

          (ii) for cause, which for purposes of this Agreement shall mean Employee (A) has been convicted of a felony, (B) has engaged in gross negligence or willful misconduct in the performance of the duties required of him hereunder that he knows or should know is materially injurious to Company, (C) has willfully disregarded without proper legal cause material written corporate policies established by Company or the material written directives of the Board, which results in material harm to the Company, or (D) has materially breached any material provision of this Agreement; provided, however, that cause shall exist with respect to a matter described in clauses (B), (C), or
          (D) of this paragraph 2.2(ii) that is capable of being corrected by Employee only if such matter remains uncorrected for 30 days following written notice of such matter by Company to Employee; or

          (iii) for any other reason whatsoever, in the sole discretion of the Board of Managers or other governing body of Company ("Board").

     2.3 EMPLOYEE'S RIGHT TO TERMINATE. Notwithstanding the provisions of paragraph 2.1, Employee shall have the right to terminate his employment under this Agreement at any time for any of the following reasons:

          (i) a material breach by Company of any material provision of this Agreement occurs which, if correctable, remains uncorrected for 30 days following written notice of such breach by Employee to Company;

          (ii) an Event of Default occurs with respect to Seismic Energy Holdings, Inc. ("SEHI"), or WP Spinnaker Holdings, Inc. ("WPV Sub") under the Purchase Agreement among Company, SEHI and WPV Sub, of even date herewith (the "Purchase Agreement"), which is not corrected within the grace period provided therein, or a WPV Change of Control or PGS Change of Control occurs and WPV Sub or SEHI fails to timely deliver the notice specified in Section 3(f)(iii) of the Purchase Agreement (as all such capitalized terms are defined in the Purchase Agreement);

          (iii) Company fails to obtain the assumption of the obligation to perform this Agreement by any successor as contemplated in paragraph
          7.11 hereof; or

          (iv) for any other reason whatsoever, in the sole discretion of Employee.

For purposes of paragraph 2.3(i) above, any breach of paragraphs 1.2 hereof by Company shall be deemed to constitute a material breach by Company of a material provision of this Agreement.

     2.4 NOTICE OF TERMINATION. If Company or Employee desires to terminate Employee's employment hereunder at any time prior to expiration of the Term pursuant to paragraph 2.2 or 2.3, respectively, it or he shall do so by giving written notice to the other party that it or he has elected to terminate Employee's employment hereunder and stating the effective date, which shall be not less than 30 days after the date of such written notice, and reason for such termination (if "for cause", as defined in Section 2.2(ii), with specificity as to the basis therefor), provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder.

                    ARTICLE III: COMPENSATION AND BENEFITS

     3.1 Base Salary. During the period of this Agreement, Employee shall receive a minimum annual base salary equal to the greater of (i) $110,000 or
(ii) such amount as the Board may, in its sole discretion, determine from time to time; provided, however, that for each calendar year beginning on January 1, 1998 and on January 1 of each calendar year thereafter, such minimum annual base salary shall be adjusted upward by an amount that shall be at least equal to the minimum annual base salary of the preceding calendar year multiplied by a fraction, the numerator of which is the CPI (as hereinafter defined) published with respect to the preceding October (the "Most Recent October"), and the denominator of which is the CPI published with respect to the October immediately preceding the Most Recent October. However, in no event may the minimum annual base salary as in effect at any time be reduced. Employee's annual base salary shall be paid in equal installments in accordance with Company's standard policy regarding payment of compensation to executives but no less frequently than bimonthly. The term "CPI" as used herein shall mean the index now known as the Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W), for the Houston-Galveston-Brazoria, Texas area, all items (1982-84=100), as published by the Bureau of Labor Statistics of the United States Department of Labor. If the CPI shall be discontinued with no successor or comparable successor index, the parties shall agree upon a substitute price index to reflect properly increases from year to year.

     3.2  BONUSES.   Employee shall receive bonuses, if any, as the Board shall determine in its sole discretion after consideration of the performance of Employee and Company and bonuses paid to similarly-situated executives of companies of comparable size in the oil and gas exploration industry.

     3.3 OTHER PERQUISITES. During his employment hereunder, Employee, and, to the extent applicable, Employee's spouse, dependents and beneficiaries, shall be allowed to participate on the same basis generally as other senior executives of Company in all benefits, plans and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to similarly-situated Company employees. Company shall not, however, by reason of this paragraph be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such benefit plan or program, so long as Company maintains plans and programs not materially less beneficial to its executive employees than those that are provided to similarly-situated executives of companies of comparable size in the oil and gas exploration industry generally.

                     ARTICLE IV: CONFIDENTIAL INFORMATION

     4.1. CONFIDENTIAL INFORMATION

          (i) Employee recognizes that by reason of his employment with Company and the positions described in paragraph 1.2, he may acquire Confidential Information (defined below), the use or disclosure of which would cause Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee agrees that he will not (directly or indirectly) at any time, whether during or after his employment hereunder, disclose any such Confidential Information to any person except (i) in the performance of his services to Company hereunder, (ii) as required by applicable law, (iii) in connection with the enforcement of his rights under this Agreement, (iv) in connection with any disagreement, dispute or litigation between Employee and Company, or (v) with the prior written consent of the Board. As used herein, "Confidential Information" means (A) all seismic and geophysical data, geological data, chemical data, engineering data, interpretive and analytical reports and studies, logs, formation tests, maps, diagrams, data bases, computer printouts, computer tapes, agreements and contracts, files, books, accounts, and other technical information, business records, or financial data acquired by Company or prepared by Employee or any other employee, consultant, contractor, agent, or representative of Company during the term of this Agreement, and (B) any information received by Employee in connection with his employment to the extent the disclosure of such information by Employee would result in a breach by Company of any confidentiality obligation known to Employee; provided that such term shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by Employee, (y) is or becomes known or available to Employee on a nonconfidential basis from a source (other than Company) which, to Employee's knowledge, is not prohibited from disclosing such information to Employee by a legal, contractual, fiduciary or other obligation to Company, or (z) is known by Employee prior to executing this Agreement.

          (ii) Employee confirms that all Confidential Information is the exclusive property of Company. All business records, papers or documents kept or made by Employee while employed hereunder relating to the business of Company shall be and remain the property of Company at all times. Upon the request of Company at any time, Employee shall promptly deliver to Company, and shall retain no copies of, any written materials, records and documents made by Employee or coming into his possession while employed hereunder concerning the business or affairs of Company other than personal materials, records and documents (including notes and correspondence) of Employee not containing Confidential Information. Notwithstanding the foregoing, Employee shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation between Employee and Company or any third person.

     4.2  ASSISTANCE BY EMPLOYEE.   Both during the period of Employee's
employment by Company and thereafter, provided Company pays all costs and expenses, Employee shall assist Company and its nominee, at any time, in the protection of Company's worldwide right, title, and interest in and to Confidential Information; provided that any such assistance after termination of Employee's employment does not, in Employee's good faith judgment, unreasonably interfere with Employee's other activities.

     4.3  REMEDIES.   Employee acknowledges that money damages would not be
sufficient remedy for any breach of this Article by Employee, and Company shall be entitled to enforce the provisions of this Article by specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article, but shall be in addition to all remedies available at law or in equity to Company, including the recovery of damages from Employee and his agents involved in such breach and remedies available to Company pursuant to other agreements with Employee.

                         ARTICLE V: NON-DISPARAGEMENT

     Company agrees that it will not make any statements to third parties which are intended to disparage, discredit or injure the reputation of Employee. Employee agrees that he will not make any statements to third parties which are intended to disparage, discredit or injure the reputation of Company, its Members, or their respective affiliates.

               ARTICLE VI: EFFECT OF TERMINATION ON COMPENSATION

     6.1  By Expiration.   If Employee's employment hereunder shall terminate
upon expiration of the Term provided in paragraph 2.1, then all compensation and all benefits to Employee hereunder shall terminate contemporaneously with termination of his employment. Upon any termination of the employment relationship by either Employee or Company after the expiration of the Term provided in paragraph 2.1, Employee shall be entitled to pro-rata salary through the date of such termination and any and all other compensation to which Employee is entitled under this Agreement and all future benefits for which Employee is eligible under this Agreement shall cease and terminate.

     6.2 BY COMPANY. If Employee's employment hereunder shall be terminated by Company prior to expiration of the Term provided in paragraph 2.1, then, upon such termination, regardless of the reason therefor, all compensation and all benefits to Employee hereunder shall terminate contemporaneously with the termination of such employment, except that if such termination shall be for any reason other than those encompassed by paragraphs 2.2(i) or (ii), then Company shall continue to pay to Employee (or to his beneficiaries or estate) Employee's then current base salary pursuant to paragraph 3.1 and continue, at Company's cost, Employee's (and his qualified beneficiaries') coverages under Company's group health plan(s), for the greater of (x) the balance of such Term or (y) one year.

     6.3 BY EMPLOYEE. If Employee's employment hereunder shall be terminated by Employee pursuant to paragraph 2.3(ix) prior to expiration of the Term provided in paragraph 2.1, then all compensation and benefits to Employee
hereunder shall terminate.   If Employee's employment hereunder shall be
terminated by Employee pursuant to paragraph 2.3(i) through (viii) prior to expiration of the Term provided in paragraph 2.1, then Company shall continue to pay to Employee (or to his beneficiaries or estate) Employee's then current base salary pursuant to paragraph 3.1 and continue, at Company's cost, Employee's (and his qualified beneficiaries') coverages under Company's group health plan(s), for the greater of (x) the balance of such Term or (y) one year.

     6.4  NO DUTY TO MITIGATE LOSSES.   Employee shall have no duty to find new
employment following the termination of his employment under circumstances which require Company to pay any amount to Employee pursuant to this Article. Any salary or remuneration received by Employee from a third party for the providing of personal services (whether by employment or by functioning as an independent contractor) following the termination of his employment under circumstances pursuant to which paragraphs 6.1, 6.2, 6.3, or 6.4 apply shall not reduce Company's obligation to make a payment to Employee (or the amount of such payment) pursuant to the terms of any such paragraph.

     6.5  LIQUIDATED DAMAGES.   In light of the difficulties in estimating the
damages for an early termination of this Agreement, Company and Employee hereby agree that the payments, if any, to be received by Employee pursuant to paragraphs 6.2, 6.3, and/or 6.4 shall be received by Employee as liquidated damages.

                          ARTICLE VII: MISCELLANEOUS.

     7.1 Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, when transmitted by telecopier (on the date of confirmation of receipt), on the next business day when delivered by a recognized national overnight courier service or on the fourth business day after the date mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to Company, to:        Spinnaker Exploration Company, L.L.C.
                               16010 Barker's Point Lane
                               Houston, Texas  77079
                               Attention: Chairman of the Board
                               Telecopier:  281-589-1482

     If to Employee, to:       Mr. Kelly Barnes
                               16107 Lafone
                               Spring, Texas 77379

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     7.2  APPLICABLE LAW.   This Agreement is entered into under, and shall be
governed for all purposes by, the laws of the State of Texas.

     7.3  NO WAIVER.   No failure by either party hereto at any time to give
notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     7.4  SEVERABILITY.    If a court of competent jurisdiction determines that
any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

     7.5  COUNTERPARTS.   This Agreement may be executed in one or more
counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     7.6  WITHHOLDING OF TAXES AND OTHER EMPLOYEE DEDUCTIONS.   Company may
withhold from any benefits and payments made pursuant to this Agreement all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to Company's employees generally.

     7.7  HEADINGS.   The paragraph headings have been inserted for purposes of
convenience and shall not be used for interpretive purposes.

     7.8  GENDER AND PLURALS.   Wherever the context so requires, the masculine
gender includes the feminine or neuter, and the singular number includes the plural and conversely.

     7.9  SUBSIDIARY.   As used in this Agreement, the term "subsidiary" shall
mean any entity which is owned or controlled by Company.

     7.10 COOPERATION BY EMPLOYEE.   Employee shall cooperate with Company by
furnishing any and all information requested by Company, taking such physical examinations as Company may deem necessary, and taking such other relevant action as may be requested by Company in order to facilitate Company's acquisition and maintenance of a life insurance policy or policies on the life of Employee.

     7.11 ASSIGNMENT.   This Agreement shall be binding upon and inure to the
benefit of Company and any successor of Company, by merger or otherwise.
Company will require any such successor, by agreement in form and substance reasonably acceptable to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such succession had taken place. Except as provided in the preceding sentence, this Agreement, and the rights and obligations of the parties hereunder, are personal and neither this Agreement, nor any right, benefit, or obligation of either party hereto, shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

     7.12 SURVIVAL.   Termination of this Agreement shall not affect any right
or obligation of any party which is accrued or vested prior to such termination. Without limiting the scope of the preceding sentence, the provisions of Articles 4 and 5 shall survive any termination of this Agreement.

     7.13 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to employment of Employee by Company. Each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Employee by Company, which is not contained in this Agreement, shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 24th day of February, 1997, to be effective as of the Effective Date.


                            SPINNAKER  EXPLORATION  COMPANY,  L.L.C.

                                  /s/  ROGER L. JARVIS
                            By: ____________________________________
                                       Roger L. Jarvis
                            Name: __________________________________
                                       President
                            Title: _________________________________

                                                        "COMPANY"


                                /s/  KELLY M. BARNES
                             _______________________________________
                                     Kelly M. Barnes

                                                        "EMPLOYEE"

                           ASSIGNMENT, ASSUMPTION AND
                       AMENDMENT OF EMPLOYMENT AGREEMENT
                               (KELLY M. BARNES)


     Assignment, Assumption and Amendment of Employment Agreement (the "Agreement") effective as of January 6, 1998, by and between Spinnaker Exploration Company, L.L.C., a Delaware limited liability company ("Spinnaker L.L.C."), Spinco Exploration Corp., a Delaware corporation (the "Company"), and Kelly M. Barnes ("Employee").

     WHEREAS, Spinnaker L.L.C. and Employee have entered into an Employment Agreement effective as of December 20, 1996 (the "Employment Agreement"); and

     WHEREAS, the Company has been created as a holding company which owns directly or indirectly the common ownership interests in Spinnaker L.L.C.; and

     WHEREAS, effective as of January 6, 1998 Employee shall transfer employment from Spinnaker L.L.C. to the Company; and

     WHEREAS, the parties to this Agreement desire to have the Employment Agreement assigned by Spinnaker L.L.C. to the Company and for the Company to assume the Employment Agreement; and

     WHEREAS, the parties to this Agreement desire to amend the Employment Agreement in connection with such assignment and assumption;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. ASSIGNMENT. Spinnaker L.L.C. hereby assigns, transfers and conveys unto the Company all of the interest of Spinnaker L.L.C. in the Employment Agreement.

     2. ASSUMPTION. The Company hereby assumes and agrees to pay, perform and discharge when due in accordance with its terms all liabilities of Spinnaker L.L.C. arising under the Employment Agreement.

     3.   AMENDMENT.  From and after the effective date of this Agreement:

          (a) Reference in the Employment Agreement to Spinnaker L.L.C. shall be deemed to be reference to the Company.

          (b) Reference in the Employment Agreement to the Purchase Agreement shall be deemed to be reference to the Contribution Agreement, dated as of January 6, 1998, among Warburg, Pincus Ventures, L.P., Seismic Energy Holdings, Inc., Roger L. Jarvis, James M.

     Alexander, and any other person or entity executing said agreement as an investor to, as the same may be amended from time to time (the "Contribution Agreement").

     4. APPLICABLE LAW. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 6th day of January, 1998.

                                    Spinnaker Exploration Company, L.L.C.


                                          /s/  ROGER L. JARVIS
                                    By: _____________________________________
                                               Roger L. Jarvis
                                    Name: ___________________________________
                                               President
                                    Title: __________________________________



                                    Spinco Exploration Corp.


                                          /s/  ROGER L. JARVIS
                                    By: _____________________________________
                                               Roger L. Jarvis
                                    Name: ___________________________________
                                               President
                                    Title: __________________________________


                                     /s/  KELLY M. BARNES
                                    _________________________________________
                                    Kelly M. Barnes             "Employee"

                      AMENDMENT TO EMPLOYMENT AGREEMENT
                               (Kelly M. Barnes)


     This Amendment to Employment Agreement ("Agreement") is entered into between Spinnaker Exploration Company, a Delaware corporation having offices at 1200 Smith, Suite 800, Houston, Texas 77002 ("Company"), and Kelly M. Barnes, an individual currently residing at 1610 Lafone, Spring, Texas 77379 ("Employee"), to be effective as of September 27, 1999.

                                  WITNESSETH:

     WHEREAS, Spinnaker Exploration Company, L.L.C. and Employee entered into that certain Employment Agreement, dated February 24, 1997; and

     WHEREAS, Company and Employee entered into an Assignment, Assumption and Amendment of Employment Agreement dated as of January 6, 1998 whereby Company assumed the Employment Agreement as amended (the "Employment Agreement"); and

     WHEREAS, Company and Employee desire to further amend the Employment Agreement on the terms and conditions provided for herein

     NOW, THEREFORE, for and in consideration of the mutual promises, convenants, and obligations contained herein, Employer and Employee agree as follows:

                                   ARTICLE I
                                 DEFINED TERMS

     Section 1.1 DEFINED TERMS. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Employment Agreement.

                                  ARTICLE II
                                   AMENDMENT

     Section 2.1 AMENDMENT. Paragraph (ii) of Section 2.3 of the Employment Agreement shall be and is hereby deleted in its entirety.


                                  ARTICLE III
                                 MISCELLANEOUS

     Section 3.1 EXTENT OF AMENDMENTS AND REFERENCES. Except as otherwise expressly provided herein, the Employment Agreement is no amended, modified or affected by this Amendment. Except as expressly set forth herein, all of the terms, conditions and other provisions of the Employment Agreement are herein ratified and confirmed and shall remain in full force and effect. From and after the effectiveness of this Amendment, the terms "this Agreement", "hereof", "herein", "hereunder" and terms of like import, when used herein or in the Employment Agreement shall, except where the context otherwise requires, refer to the Employment Agreement, as amended by this Amendment.

     Section 3.2 ENTIRE AGREEMENT. The Employment Agreement as amended by this Amendment contains the entire agreement of the parties concerning the subject matter hereof. In the event of irreconcilable conflict between this Amendment and the other documents contemplated herby, the provisions of this Amendment shall control.

     Section 3.3 HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given and substantive effect.

     Section 3.4 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute on and the same instrument.



                [THE REST OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above.



                                       SPINNAKER EXPLORATION COMPANY


                                           /s/  ROGER L. JARVIS
                                       By:________________________
                                            Roger L. Jarvis
                                            President and Chief Executive
                                            Officer




                                          /s/  KELLY M. BARNES
                                       ----------------------------
                                       Kelly M. Barnes




                                      -3-